Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Phillips-Van Heusen Corporation of our reports dated April 9, 2010 relating to the special purpose consolidated financial statements of Tommy Hilfiger B.V., which appear in the Current Report on Form 8-K of Phillips-Van Heusen Corporation dated April 13, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
Rotterdam, April 20, 2010
/s/PricewaterhouseCoopers Accountants N.V.
D. van Ameijden